Exhibit 10. 193
LIBERTY MUTUAL AGENCY CORPORATION
2010 EXECUTIVE LONG-TERM INCENTIVE PLAN
     1. Purpose. The purpose of the Liberty Mutual Agency Corporation (the “Company”) 2010 Executive Long-Term Incentive Plan is to attract and retain employees and directors for the Company and its Affiliated Employers and to provide such persons with incentives and rewards for superior performance.
     2. Definitions. As used in this Plan, the following terms shall be defined as set forth below:
     2.1 “Affiliated Employer” means any corporation, partnership, limited liability company or other entity that is required to be considered, together with the Company, as a single employer under Section 414(b) of the Code (employees of controlled group of corporations) or Section 414(c) of the Code (employees of partnerships or limited liability companies under common control). For purposes of determining a controlled group of corporations under Section 414(b), the language “at least 50 percent” shall be used instead of “at least 80 percent” each place it appears in Section 1563(a)(1), (2), and (3) of the Code. For purposes of determining trades or businesses that are under common control for purposes of Section 414(c) of the Code, “at least 50 percent” shall be used instead of “at least 80 percent” each place it appears in Treas. Reg. Sect. 1.414(c)-2. An entity shall not be considered an “Affiliated Employer” for any period of time prior to satisfying the controlled group or common control tests described above.
     2.2 “Award” means any Options, Stock Appreciation Rights, Restricted Shares, Restricted Stock Units, Deferred Stock Units, Performance Awards or other equity-based awards granted under this Plan.
     2.3 “Award Agreement” means an agreement, certificate, resolution or other form of writing or other evidence approved by the Committee which sets forth the terms and conditions of an Award. An Award Agreement may be in an electronic medium, may be limited to a notation on the Company’s books and records and, if approved by the Committee, need not be signed by a representative of the Company or a Participant.
     2.4 “Base Price” means the price to be used as the basis for determining the Spread upon the exercise of a Freestanding Stock Appreciation Right.
     2.5 “Board” means the Board of Directors of the Company.
     2.6 “Change in Control” shall mean the earliest to occur of the following events:
     (a) The purchase or other acquisition by any person, entity or group of persons, within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities

Exchange Act of 1934, as amended (the “Exchange Act”), or any comparable successor provisions (a “Person”) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of any portion of the Company’s then outstanding shares of common stock or other voting securities (or securities convertible into voting securities) entitled to vote generally in the election of the Board after which Liberty Mutual Holding Company Inc., (together with any employee benefit plan or arrangement (or any trust forming a part thereof) maintained by Liberty Mutual Holding Company Inc., Liberty Mutual Group Inc., Liberty Mutual Insurance Company, affiliates controlled by Liberty Mutual Insurance Company, the Company or Affiliated Employers) does not, immediately thereafter, own directly or indirectly through one or more subsidiaries at least fifty-one percent (51%) (on a fully distributed and diluted basis) of the combined voting power of the Company’s then outstanding securities entitled to vote (and securities convertible into securities entitled to vote) generally in the election of the Board; or
     (b) The consummation of a merger (including, without limitation, a share exchange, consolidation, reorganization or similar business combination under applicable law) of the Company with any other business entity unless the Persons who were holders of the Company’s Class B common stock immediately prior to the merger beneficially own immediately thereafter, directly or indirectly, more than fifty percent (50%) of the combined voting power of the issued and outstanding securities entitled to vote in the election of the board of directors of the successor or survivor entity; or
     (c) The consummation of the sale or disposition by the Company of all or substantially all of the Company’s assets in one or more transactions to an unrelated entity.
Notwithstanding the foregoing, a Change in Control shall not be considered to have occurred because fifty percent (50%) or more of the combined voting power of the Company’s then outstanding securities entitled to vote (and securities convertible into securities entitled to vote) are beneficially owned by a trustee or other fiduciary holding securities under one or more employee benefit plans or arrangements (or any trust forming a part thereof) maintained by Liberty Mutual Holding Company Inc., Liberty Mutual Group Inc., Liberty Mutual Insurance Company, affiliates controlled by Liberty Mutual Insurance Company, the Company or the Affiliated Employers.
     2.7 “Code” means the Internal Revenue Code of 1986, as amended from time to time.
     2.8 “Committee” means the committee of the Board described in Section 4.
     2.9 “Company” means Liberty Mutual Agency Corporation or its successor.

     2.10 “Consultant” means any natural person, including an advisor, engaged by the Company or an Affiliated Employer to render bona fide services to such entity (other than in connection with the offer or sale of securities in a capital-raising transaction or to promote or maintain a market for the Company’s securities).
     2.11 “Deferred Stock Unit” means an Award that is vested on the Grant Date that entitles the recipient to receive Shares after a designated period of time. Deferred Stock Units shall be subject to such restrictions and conditions as set forth in the Award Agreement, which shall be consistent with the provisions for Restricted Stock Units set forth in Section 8 below except for the requirement to have a Restricted Period or a Performance Period.
     2.12 “Employee” means any person, including an officer, employed by the Company or an Affiliated Employer.
     2.13 “Fair Market Value” means, as of any date, the value of a Share as determined by the Committee, in its discretion, or by the Company, in its discretion, if such determination is expressly allocated to the Company herein, subject to the following:
(a)	Except as otherwise determined by the Committee, if, on such date, Shares are listed or quoted on a national or regional securities exchange or quotation system, the Fair Market Value of a Share shall be the closing price of a Share as quoted on the national or regional securities exchange or quotation system constituting the primary market for the Shares, as reported in The Wall Street Journal or such other source as the Company deems reliable. If the relevant date does not fall on a day on which Shares have traded on such securities exchange or quotation system, the date on which the Fair Market Value shall be established shall be the last day on which the Shares were so traded or quoted prior to the relevant date, or such other appropriate day as shall be determined by the Committee, in its discretion.

(b)	Notwithstanding the foregoing, the Committee may, in its discretion, determine the Fair Market Value of a Share on the basis of the opening, closing, or average of the high and low sale prices of a share of Stock on such date or the preceding trading day, the actual sale price of a Share, any other reasonable basis using actual transactions involving Shares as reported on a national or regional securities exchange or quotation system, or on any other basis consistent with the requirements of Section 409A. The Committee or the Company, in the case of Options granted in connection with the Registration Date, may also determine the Fair Market Value upon the average closing price for Shares during a specified period that is within thirty (30) days before or thirty (30) days after such date, provided that, with respect to the grant of an Option or Stock Appreciation Right, the commitment to grant such Award based on such valuation method must be irrevocable before the beginning of the specified period. The Committee may vary its method of determining Fair Market Value as provided in this Section for different purposes under the Plan to the extent consistent with the requirements of Section 409A.
     2.14 “Freestanding Stock Appreciation Right” means a Stock Appreciation Right granted pursuant to Section 6 that is not granted in tandem with an Option or similar right.
     2.15 “Grant Date” means the date specified by the Committee on which a grant of an Award shall become effective, which shall not be earlier than the date on which the Committee takes action with respect thereto.
     2.16 “Incentive Stock Option” means any Option that is intended to qualify as an “incentive stock option” under Section 422 of the Code or any successor provision.
     2.17 “LMGI” means Liberty Mutual Group Inc. or its successor.
     2.18 “Non-employee Director” means a member of the Board who is not an Employee.
     2.19 “Nonqualified Stock Option” means an Option that is not intended to qualify as an Incentive Stock Option.
     2.20 “Option” means any option to purchase Shares granted under Section 5.
     2.21 “Option Price” means the purchase price payable upon the exercise of an Option.
     2.22 “Participant” means an Employee, Non-employee Director or a Consultant who is selected by the Committee to receive benefits under this Plan, provided that only Employees shall be eligible to receive grants of Incentive Stock Options.
     2.23 “Performance Award” means an Award denominated in either shares, share units or cash granted pursuant to Section 9.
     2.24 “Performance Objectives” means the performance objectives established pursuant to this Plan for Participants who have received Awards. Performance Objectives may be described in terms of Company-wide objectives or objectives that are related to the performance of the individual Participant or an Affiliated Employer, division, department or function within the Company or an Affiliated Employer in which the Participant is employed. Performance Objectives may be measured on an absolute or relative basis. Relative performance may be measured by a group of peer companies or by a financial market index. Any Performance Objectives applicable to a Qualified Performance-Based Award shall be earnings per share, income before interest and taxes, net income, operating income, operating cash flow, net written premiums, revenue or market share, return on equity, assets or capital, expense, loss or combined ratios, book value or surplus per share, stock price or total shareholder return, budget achievement, expense reduction or cost savings, operating margins, and productivity improvements.
     2.25 “Performance Period” means a period of time established under Section 9 within which the Performance Objectives relating to Performance Awards, Restricted Stock Units or Restricted Shares are to be achieved.
     2.26 “Qualified Performance-Based Award” means an Award or portion of an Award that is intended to satisfy the requirements for “qualified performance-based compensation” under Section 162(m) of the Code. The Committee shall designate any Qualified Performance-Based Award as such at the time of grant.
     2.27 “Registration Date” shall mean the date on which the Company sells its Shares in a bona fide, firm commitment underwriting pursuant to a registration statement under the Securities Act of 1933, as amended.
     2.28 “Restricted Period” means a period of time established under Section 8 with respect to Restricted Stock Units.
     2.29 “Restricted Shares” means Shares granted under Section 7 subject to a substantial risk of forfeiture.
     2.30 “Restricted Stock Units” means an Award pursuant to Section 8 of the right to receive Shares at the end of a specified period.
     2.31 “Shares” means shares of Class A Common Stock of the Company or any security into which Shares may be converted by reason of any transaction or event of the type referred to in Section 12.
     2.32 “Spread” means, in the case of a Freestanding Stock Appreciation Right, the amount by which the Fair Market Value on the date when any such right is exercised exceeds the Base Price specified in such right or, in the case of a Tandem Stock Appreciation Right, the amount by which the Fair Market Value on the date when any such right is exercised exceeds the Option Price specified in the related Option.
     2.33 “Stock Appreciation Right” means a right granted under Section 6, including a Freestanding Stock Appreciation Right or a Tandem Stock Appreciation Right.
     2.34 “Substitute Award” means any Award granted or issued to a Participant in assumption of, or in substitution for (i) outstanding awards previously granted by LMGI or any of its predecessors, subsidiaries or affiliates, or (ii) outstanding awards, or the right or obligation to make future awards by a company acquired by the Company or with which the Company combines.

     2.35 “Tandem Stock Appreciation Right” means a Stock Appreciation Right granted pursuant to Section 6 that is granted in tandem with an Option or any similar right granted under any other plan of the Company.
     2.36 “Transition Period” shall mean the period beginning with the Registration Date and ending as of the earlier of (i) the date of the first annual meeting of stockholders of the Company at which directors are to be elected that occurs after the close of the third calendar year following the calendar year in which the Registration Date occurs, and (ii) the expiration of the “reliance period” under Treasury Regulation Section 1.162-27(f)(2).
     2.37 “Unrestricted Shares” means a grant of Shares free of any Restricted Period, Performance Period, or a substantial risk of forfeiture. Unrestricted Shares may be granted in respect of past services or other valid consideration, or in lieu of cash compensation due to an Employee.
3.  Shares Available Under the Plan.
     3.1 Reserved Shares. Subject to adjustments as provided in Section 12, the total number of Shares reserved and available for delivery in connection with Awards under the Plan shall be 10,000,000 Shares. Such Shares may be Shares of original issuance, Shares held in Treasury, or Shares that have been reacquired by the Company.
     3.2 Accounting for Shares. For purposes of Section 3.1, the following rules will apply for counting Shares issued or transferred under the Plan:
     (a) If an Award is denominated and payable in Shares, the number of Shares covered by such Award, or to which such Award relates, shall be counted on the date of grant of such Award against the aggregate number of Shares available for granting Awards under the Plan.
     (b) With respect to Performance Awards which are payable in Shares, the maximum number of Performance Shares shall be counted on the date of grant of such Award against the aggregate number of Shares available for granting Awards under the Plan. If less than the maximum number of Performance Shares is issued in satisfaction of such Award, the difference will be added back to the number of Shares available for granting Awards under the Plan at the time when the Award is settled in Shares.
     (c) Awards not denominated, but potentially payable, in Shares shall be counted against the aggregate number of Shares available for granting Awards under the Plan in such amount and at such time as the Awards are settled in Shares; provided, however, that Awards that operate in tandem with (whether granted simultaneously with or at a different time from), or that are substituted for, other Awards may only be counted once against the aggregate number of Shares available, and the Committee shall adopt procedures, as it deems appropriate, in order to avoid double counting.

     (d) Substitute Awards shall not be counted against the Shares available for granting Awards under this Plan. Shares available under a shareholder approved equity plan acquired in a corporate acquisition or merger (each, a “pre-existing plan”) may used for post-transaction Awards under this Plan without counting against the Reserved Shares in Section 3.1 provided that (i) the number of Shares available for grant is appropriately adjusted to reflect the relative value of the Shares and the shares subject to the acquired entity’s equity plan, (ii) any such Award is not made beyond the period when it could have been granted under the pre-existing plan absent such transaction, and (iii) any such Award is not granted to individuals who were employed by the Company or its Affiliated Employers immediately before the closing of such transaction. The provisions of this Section 3.2(d) shall be interpreted consistent with the applicable listing requirements.
     (e) Shares related to Awards which terminate in whole or in part by expiration, forfeiture, cancellation, or otherwise without the issuance of such Shares, or are settled in cash in lieu of Shares shall be available again for grant under this Plan.
     (f) (i) Shares not issued upon the net settlement or net exercise of an Option or Stock Appreciation Right, (ii) Shares delivered to the Company to pay the Option Price upon exercise of an Option, and (iii) Shares delivered to or withheld by the Company to satisfy withholding taxes shall be available for grant under this Plan.
     3.3 ISO Maximum. In no event shall the number of Shares issued upon the exercise of Incentive Stock Options exceed 10,000,000 Shares, subject to adjustment as provided in Section 12.
     3.4 Maximum Awards. The number of Shares that may be granted in the form of any type of Award under this Plan in a single fiscal year to a Participant may not exceed 5 million Shares, subject to adjustment as provided in Section 12, and excluding any Substitute Awards or other Awards described in Section 3.2(d) above. For avoidance of doubt, the maximum limit described in the immediately preceding sentence shall separately apply to Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, Performance Shares and Other Equity Awards under Section 10 below. In addition, the maximum Performance Award opportunity that may be granted in any fiscal year and payable in cash to a Participant is $5 million, excluding any Substitute Awards or other Awards described in Section 3.2(d) above.
4.  Plan Administration.
     4.1 Board Committee Administration. This Plan shall be administered by Compensation Committee appointed by the Board from among its members, provided that the full Board may at any time act as the Committee. The interpretation and construction by the Committee of any provision of this Plan or of any Award Agreement and any determination by the Committee pursuant to any provision of this Plan or any such agreement, notification or document shall be final and conclusive.

No member of the Committee shall be liable to any person for any such action taken or determination made in good faith.
     4.2 Terms and Conditions of Awards. The Committee shall have final discretion, responsibility, and authority to:
     (a) Grant Awards;
     (b) Determine the Participants to whom and the times at which Awards shall be granted;
     (c) Determine the type and number of Awards to be granted, the number of shares of Stock to which an Award may relate, and the applicable terms, conditions, and restrictions, including the length of time for which any restriction shall remain in effect;
     (d) Establish and administer Performance Goals relating to any Award;
     (e) Determine the rights of Participants with respect to an Award upon termination of employment or service as a Director;
     (f) Determine whether, to what extent, and under what circumstances an Award may be settled, cancelled, forfeited, exchanged, or surrendered;
     (g) Accelerate the vesting of an Award;
     (h) Interpret the terms and provisions of Agreements;
     (i) Provide for forfeiture of outstanding Awards and recapture of realized gains and other realized value in such events as determined by the Committee, which include, but are not limited to, a breach of restrictive covenants or an intentional or negligent misstatement of financial records; and
     (j) Make all other determinations deemed necessary or advisable for the administration of the Plan.
The Committee may solicit recommendations from LMGI and the Company’s chief executive officer with respect to the grant of Awards under this Plan. The Committee shall determine the terms and conditions of each Award at the time of grant. No Participant or any other person shall have any claim to be granted an Award under the Plan at any time, and the Company is not obligated to extend uniform treatment to Participants under the Plan. The terms and conditions of Awards need not be the same with respect to each Participant. Notwithstanding anything in the contrary in this Plan, no Award shall be granted to an Employee who is employed by an Affiliated Employer of the Company unless either (x) the Affiliated Employer employing the Employee is a direct or indirect subsidiary of the Company, or (y) the Employee is an “executive officer” (as defined under SEC Rule 3b-7) of the Company.

     4.3 Committee Delegation. The Committee may delegate to one or more officers of the Company the authority to grant Awards to Participants who are not directors or executive officers of the Company. Any such delegation shall be subject to the limitations of Section 157(c) of the Delaware General Corporation Law.
     4.4 Awards to Non-employee Directors. Notwithstanding any other provision of this Plan to the contrary, all Awards to Non-employee Directors must be authorized by the Board.
     5. Options. The Committee may authorize grants to Participants of Options to purchase Shares upon such terms and conditions as the Committee may determine in accordance with the following provisions:
     5.1 Number of Shares. Each grant shall specify the number of Shares to which it pertains.
     5.2 Option Price. Each grant shall specify an Option Price per Share, which shall be equal to or greater than the Fair Market Value per Share on the Grant Date, except in the case of Substitute Awards or as provided in Section 12.
     5.3 Consideration. Each grant shall specify the form of consideration to be paid in satisfaction of the Option Price and the manner of payment of such consideration, which may include (i) cash in the form of currency or check or other cash equivalent acceptable to the Company, (ii) nonforfeitable, unrestricted Shares owned by the Participant which have a value at the time of exercise that is equal to the Option Price, (iii)a reduction in Shares issuable upon exercise which have a value at the time of exercise that is equal to the Option Price (a “net exercise”), (iv) to the extent permitted by applicable law, the proceeds of sale from a broker-assisted cashless exercise, (v) any other legal consideration that the Committee may deem appropriate on such basis as the Committee may determine in accordance with this Plan, or (vi) any combination of the foregoing. For the avoidance of doubt, Participants that receive Options to purchase Shares shall have no legal right to own or receive Shares withheld from delivery upon exercise pursuant to Section 5.3(iii),and otherwise shall have no rights in respect of such Shares whether as a shareholder or otherwise.
     5.4 Vesting. Any grant may specify (i) a waiting period or periods before Options shall become exercisable, and (ii) permissible dates or periods on or during which Options shall be exercisable, and any grant may provide for the earlier exercise of such rights in the event of a termination of employment. Vesting may be further conditioned upon the attainment of Performance Objectives established by the Committee.
     5.5 ISO Dollar Limitation. Options granted under this Plan may be Incentive Stock Options, Nonqualified Stock Options or a combination of the foregoing, provided that only Nonqualified Stock Options may be granted to Non-employee Directors. Each grant shall specify whether (or the extent to which) the Option is an Incentive Stock Option or a Nonqualified Stock Option. Notwithstanding any such designation, to the extent that the aggregate Fair Market Value of the Shares with respect to which Options designated as Incentive Stock Options are exercisable for the first time by an Participant during any calendar year (under all plans of the Company) exceeds $100,000, such Options shall be treated as Nonqualified Stock Options.
     5.6 Exercise Period. No Option granted under this Plan may be exercised more than ten years from the Grant Date. If the Fair Market Value exceeds the Option Price on the last day that an Option may be exercised under an Award Agreement, the affected Participant shall be deemed to have exercised such Option in a net exercise under Section 5.3(iii) above without the requirement of any further action.
     5.7 Award Agreement. Each grant shall be evidenced by an Award Agreement containing such terms and provisions as the Committee may determine consistent with this Plan.
     6. Stock Appreciation Rights. The Committee may authorize grants to Participants of Freestanding or Tandem Stock Appreciation Rights. A Stock Appreciation Right is the right of the Participant to receive from the Company an amount, which shall be determined by the Committee and shall be expressed as a percentage (not exceeding 100 percent) of the Spread at the time of the exercise of such right. Any grant of Stock Appreciation Rights under this Plan shall be upon such terms and conditions as the Committee may determine in accordance with the following provisions:
     6.1 Payment in Cash or Shares. Any grant may specify that the amount payable upon the exercise of a Stock Appreciation Right will be paid by the Company in cash, Shares or any combination thereof or may grant to the Participant or reserve to the Committee the right to elect among those alternatives.
     6.2 Vesting. Any grant may specify (i) a waiting period or periods before Stock Appreciation Rights shall become exercisable, and (ii) permissible dates or periods on or during which Stock Appreciation Rights shall be exercisable, and any grant may provide for the earlier exercise of such rights in the event of a termination of employment. Vesting may be further conditioned upon the attainment of Performance Objectives established by the Committee.
     6.3 Tandem Stock Appreciation Rights. Each grant of a Tandem Stock Appreciation Right shall provide that such Tandem Stock Appreciation Right may be exercised only (i) at a time when the related Option (or any similar right granted under any other plan of the Company) is also exercisable and the Spread is positive, and (ii) by surrender of the related Option (or such other right) for cancellation.
     6.4 Exercise Period. No Stock Appreciation Right granted under this Plan may be exercised more than ten years from the Grant Date. If a Spread exists on the last day that a Stock Appreciation Right may be exercised under an Award Agreement, the affected Participant shall be deemed to have exercised such Stock Appreciation Right without the requirement of any further action.

     6.5 Award Agreement. Each grant shall be evidenced by an Award Agreement containing such terms and provisions as the Committee may determine consistent with this Plan.
     7. Restricted Shares. The Committee may authorize grants to Participants of Restricted Shares upon such terms and conditions as the Committee may determine in accordance with the following provisions:
     7.1 Transfer of Shares. Each grant shall constitute an immediate transfer of the ownership of Shares to the Participant in consideration of the performance of services, subject to the substantial risk of forfeiture and restrictions on transfer hereinafter referred to.
     7.2 Consideration. To the extent permitted by Delaware law, each grant may be made without additional consideration from the Participant or in consideration of a payment by the Participant that is less than the Fair Market Value on the Grant Date.
     7.3 Substantial Risk of Forfeiture. Each grant shall provide that the Restricted Shares covered thereby shall be subject to a “substantial risk of forfeiture” within the meaning of Section 83 of the Code for a period to be determined by the Committee on the Grant Date, and any grant or sale may provide for the earlier termination of such risk of forfeiture in the event of a termination of employment.
     7.4 Dividend, Voting and Other Ownership Rights. Unless otherwise determined by the Committee, an award of Restricted Shares shall entitle the Participant to dividend, voting and other ownership rights (except for any rights to a liquidating distribution) during the period for which such substantial risk of forfeiture is to continue. Any grant may require that any or all dividends or other distributions paid on the Restricted Shares during the period of such restrictions be accumulated or reinvested in additional Shares, which may be subject to the same restrictions as the underlying Award or such other restrictions as the Committee may determine; provided that any dividends paid in stock shall be subject to the same restrictions as the underlying Award.
     7.5 Restrictions on Transfer. Each grant shall provide that, during the period for which such substantial risk of forfeiture is to continue, the transferability of the Restricted Shares shall be prohibited or restricted in the manner and to the extent prescribed by the Committee on the Grant Date. Such restrictions may include, without limitation, rights of repurchase or first refusal in the Company or provisions subjecting the Restricted Shares to a continuing substantial risk of forfeiture in the hands of any transferee.
     7.6 Performance-Based Restricted Shares. Any grant or the vesting thereof may be further conditioned upon the attainment of Performance Objectives established by the Committee in accordance with the applicable provisions of Section 9 regarding Performance Awards.

     7.7 Award Agreement; Certificates. Each grant shall be evidenced by an Award Agreement containing such terms and provisions as the Committee may determine consistent with this Plan. Unless otherwise directed by the Committee, all certificates representing Restricted Shares, together with a stock power that shall be endorsed in blank by the Participant with respect to such Shares, shall be held in custody by the Company until all restrictions thereon lapse.
     8. Restricted Stock Units. The Committee may authorize grants of Restricted Stock Units to Participants upon such terms and conditions as the Committee may determine in accordance with the following provisions:
     8.1 Restricted Period. Each grant shall provide that the Restricted Stock Units covered thereby shall be subject to a Restricted Period, which shall be fixed by the Committee on the Grant Date, and any grant or sale may provide for the earlier termination of such period in the event of a termination of employment.
     8.2 Dividend Equivalents and Other Ownership Rights. During the Restricted Period, the Participant shall not have any right to transfer any rights under the subject Award and shall not have any rights of ownership in the Shares underlying the Restricted Stock Units, including the right to vote such Shares, but the Committee may on or after the Grant Date authorize the payment of dividend equivalents on such shares in cash or additional Shares on a current, deferred or contingent basis with respect to any or all dividends or other distributions paid by the Company. Notwithstanding the foregoing, any dividend equivalents with respect to dividends paid in stock shall be subject to the same restrictions as the underlying Award.
     8.3 Performance-Based Restricted Share Units. Any grant or the vesting thereof may be further conditioned upon the attainment of Performance Objectives established by the Committee in accordance with the applicable provisions of Section 9 regarding Performance Awards.
     8.4 Award Agreement. Each grant shall be evidenced by an Award Agreement containing such terms and provisions as the Committee may determine consistent with this Plan.
     9. Performance Awards. The Committee may authorize grants of Awards, which shall become payable to the Participant upon the achievement of specified Performance Objectives, upon such terms and conditions as the Committee may determine in accordance with the following provisions:
     9.1 Number of Performance Awards. Each grant shall specify the number of Shares or share units or cash amount to which it pertains, which may be subject to adjustment to reflect changes in compensation or other factors.
     9.2 Performance Period. The Performance Period with respect to each Performance Award shall be determined by the Committee and set forth in the Award Agreement and may be subject to earlier termination in the event of a termination of employment.

     9.3 Performance Objectives. Each grant shall specify the Performance Objectives that are to be achieved by the Participant and a formula for determining the amount of any payment to be made if the Objectives are achieved. The Committee may establish a pool that will be funded based on the achievement of Performance Objectives or a percentage of any of the underlying business criteria. In such case, the maximum amount payable to any Participant shall be a stated percentage of the pool; provided the sum of such percentages shall not exceed 100% and the payment does not exceed the applicable per-person award limit set forth in Section 3.4.
     9.4 Payment of Performance Awards. Each grant shall specify the time and manner of payment of Performance Awards that shall have been earned, and any grant may specify that any such amount will be paid by the Company in cash, Shares or any combination thereof or may grant to the Participant or reserve to the Committee the right to elect among those alternatives.
     9.5 Dividend Equivalents. At the discretion of the Committee, any grant of Performance Awards payable in Shares may provide for the payment to the Participant of dividend equivalents thereon in cash or additional Shares on a current, deferred or contingent basis with respect to any or all dividends or other distributions paid by the Company. Notwithstanding the foregoing, any dividend equivalents with respect to dividends paid in stock shall be subject to the same restrictions as the underlying Award.
     9.6 Measuring Financial Performance Against Performance Objectives. Financial performance shall be measured against Performance Objectives by (a) excluding any of the following items if doing so would increase financial performance for the then current Performance Period – (i) extraordinary items (as determined by the Company’s independent auditors in accordance with Generally Accepted Accounting Principles), (ii)restructuring and/or other nonrecurring charges (as reported in the Company’s financial statements for the Performance Period), (iii) losses from catastrophes (as designated by the Insurance Service Office’s Property Claims Service Group, the Lloyd’s Claim Office or comparable report or organization generally recognized by the insurance industry) in the Company’s “ongoing” businesses (to the extent reported in the Company financial statements for the Performance Period), (iv) exchange rate effects, as applicable, for non-U.S. dollar denominated operating earnings, (v) the effects to any statutory adjustments to corporate tax rates, and (vi) the impact of discontinued operations, and (b) not adjusting for changes in accounting if doing so would increase financial performance for the then current Performance Period. In addition, if the Committee determines after the Performance Goals have been established that a change in the business, operations, corporate structure or capital structure of the Company, or the manner in which it conducts its business, or other events or circumstances render the Performance Objectives unsuitable, the Committee may modify such Performance Objectives, in whole or in part, as the Committee deems appropriate and equitable. In the case of a Qualified Performance-Based Award, any such modifications may not increase the amount payable under such Award. The Committee shall also have the right in its sole discretion to increase (except in the case of a Qualified Performance-Based Award) or decrease the amount payable at a given level of performance to take into account additional factors that the Committee may deem relevant to the assessment of individual or corporate performance for the Performance Period.
     9.7 Award Agreement. Each grant shall be evidenced by an Award Agreement containing such terms and provisions as the Committee may determine consistent with this Plan.
     9.8 Awards under the Liberty Mutual Long-Term Incentive Plan. Awards granted to the Company’s “executive officers” (as defined under Rule 3b-7 of the Securities Exchange Act of 1934, as amended) under the Liberty Mutual Long-term Incentive Plan as in effect on August __, 2010 shall be replaced with Substitute Awards under this Plan prior to the Registration Date.
10. Other Equity Awards.
     10.1 Other Types of Awards. The Committee shall have the right to grant other Awards based upon or payable in Shares having such terms and conditions as the Committee may determine, including but not limited to Deferred Stock Units, Unrestricted Shares and the grant of securities convertible into Shares. The Committee shall determine the terms and conditions of such Awards, including the number of Shares and any vesting or performance restrictions. Shares delivered pursuant to an Award in the nature of a purchase right granted under this Section 10.1 shall be purchased for such consideration, paid for at such times, by such methods, and in such forms, including, without limitation, cash, Shares, other Awards, notes, or other property, as the Committee shall determine.
11. Transferability.
     11.1 Transfer Restrictions. Except as provided in Sections 11.2 and 11.4, no Award granted under this Plan shall be transferable by a Participant other than upon death by will or the laws of descent and distribution or designation of a beneficiary in a form acceptable to the Committee, and Options and Stock Appreciation Rights shall be exercisable during a Participant’s lifetime only by the Participant or, in the event of the Participant’s legal incapacity, by his guardian or legal representative acting in a fiduciary capacity on behalf of the Participant under state law. Any attempt to transfer an Award in violation of this Plan shall render such Award null and void.
     11.2 Limited Transfer Rights. The Committee may expressly provide in an Award Agreement that a Participant may transfer such Award (other than an Incentive Stock Option), in whole or in part, to a spouse or lineal descendant (a “Family Member”), a trust for the exclusive benefit of Family Members, a partnership or other entity in which all the beneficial owners are Family Members, or any other entity affiliated with the Participant that may be approved by the Committee. Subsequent transfers of Awards shall be prohibited except in accordance with this Section 11.2. All terms and conditions of the Award, including provisions relating to the termination of the Participant’s employment or service with the Company or a Subsidiary, shall continue to apply following a transfer made in accordance with this Section 11.2.

     11.3 Additional Restrictions on Transfer. Any Award made under this Plan may provide that all or any part of the Shares that are to be issued or transferred by the Company upon exercise, vesting or settlement shall be subject to further restrictions upon transfer.
     11.4 Domestic Relations Orders. Notwithstanding the foregoing provisions of this Section 11, any Award made under this Plan may be transferred as necessary to fulfill any domestic relations order as defined in Section 414(p)(1)(B) of the Code.
     12. Adjustments. The Committee shall make or provide for such adjustments in the (a) aggregate and per-person limitations specified in Section 3, (b) number of Shares covered by outstanding Awards, (c) Option Price or Base Price applicable to outstanding Options and Stock Appreciation Rights, and (d) kind of shares available for grant and covered by outstanding awards (including shares of another issuer), as the Committee in its sole discretion may in good faith determine to be equitably required in order to prevent dilution or enlargement of the rights of Participants that otherwise would result from (x) any stock dividend, stock split, combination or exchange of Shares, recapitalization, extraordinary cash dividend, or other change in the capital structure of the Company, (y) any merger, consolidation, spin-off, spin-out, split-off, split-up, reorganization, partial or complete liquidation or other distribution of assets (other than a normal cash dividend), issuance of rights or warrants to purchase securities, or (z) any other corporate transaction or event having an effect similar to any of the foregoing. Moreover, in the event of any such transaction or event, the Committee may provide in substitution for any or all outstanding Awards under this Plan such alternative consideration as it may in good faith determine to be equitable under the circumstances and may require in connection therewith the cancellation or surrender of all Awards so replaced. In the case of Substitute Awards, the Committee may make such adjustments, not inconsistent with the terms of the Plan, in the terms of Awards as it shall deem appropriate in order to achieve reasonable comparability or other equitable relationship between the assumed awards and the Awards granted under the Plan as so adjusted.
     13. Change in Control. Except as otherwise provided in an Award Agreement, in the event of a Change in Control, the Committee may, but shall not be obligated to (a) accelerate, vest or cause the restrictions to lapse with respect to, all or any portion of an Award, (b) cancel Awards for a cash payment equal to their fair value (as determined in the sole discretion of the Committee) which, in the case of Options and Stock Appreciation Rights, shall be deemed to be equal to the excess, if any, of value of the consideration to be paid in the Change in Control transaction to holders of the same number of Shares subject to such Options or Stock Appreciation Rights (or, if no consideration is paid in any such transaction, the Fair Market Value of the Shares subject to such Options or Stock Appreciation Rights) over the aggregate Option Price (in the case of Options) or Base Price (in the case of Stock Appreciation Rights), or (c) provide for the issuance of substitute Awards that will substantially preserve the otherwise applicable terms of any affected Awards previously granted hereunder as determined by the Committee in its sole discretion. For avoidance of doubt, the treatment of Awards upon a Change in Control may vary among Participants in the Committee’s sole discretion.
     14. Fractional Shares. The Company shall not be required to issue any fractional Shares pursuant to this Plan. The Committee may provide for the elimination of fractions or for the settlement thereof in cash.

     15. Withholding Taxes. To the extent that the Company is required to withhold federal, state, local or foreign taxes in connection with any payment made or benefit realized by a Participant or other person under this Plan, it shall be a condition to the receipt of such payment or the realization of such benefit that the Participant or such other person make arrangements satisfactory to the Company for payment of all such taxes required to be withheld. At the discretion of the Committee, such arrangements may include relinquishment of a portion of such benefit. The Fair Market Value of any Shares withheld or tendered to satisfy any such tax withholding obligations shall not exceed the amount determined by the applicable minimum statutory tax withholding rates. For the avoidance of doubt, the Participants shall have no legal right to own or receive any Shares withheld from delivery, and otherwise shall have no rights in respect of such Shares whether as a shareholder or otherwise.
     16. Certain Terminations of Employment, Hardship and Approved Leaves of Absence. Notwithstanding any other provision of this Plan to the contrary, in the event of a Participant’s termination of employment (including by reason of death, Disability, Retirement), or leave of absence approved by the Company, or in the event of hardship or other special circumstances, the Committee may in its sole discretion take any action that it deems to be equitable under the circumstances or in the best interests of the Company, including, without limitation, waiving or modifying any limitation or requirement with respect to any Award under this Plan. However, any such actions taken by the Committee must comply with the requirements of Section 409A and with Section 162(m) for Qualified Performance-Based Awards.
     17. Foreign Participants. In order to facilitate the making of any grant or combination of grants under this Plan, the Committee may provide for such special terms for Awards to Participants who are foreign nationals, or who are employed by or perform services for the Company or any Subsidiary outside of the United States of America, as the Committee may consider necessary or appropriate to accommodate differences in local law, tax policy or custom. Moreover, the Committee may approve such supplements to, or amendments, restatements or alternative versions of, this Plan as it may consider necessary or appropriate for such purposes without thereby affecting the terms of this Plan as in effect for any other purpose, provided that no such supplements, amendments, restatements or alternative versions shall include any provisions that are inconsistent with the terms of this Plan, as then in effect, unless this Plan could have been amended to eliminate such inconsistency without further approval by the stockholders of the Company.
     18. Amendments and Other Matters.
     18.1 Plan Amendments. The Board may amend, suspend or terminate this Plan or the Committee’s authority to grant Awards under this Plan at any time. Notwithstanding the foregoing, no amendments shall be effective without approval of the Company’s stockholders if (a) stockholder approval of the amendment is then required pursuant to the Code, the rules of the primary stock exchange or stock market on which the Stock is then traded, applicable U.S. state corporate laws or regulations, applicable U.S. federal laws or regulations, and the applicable laws of any foreign country or jurisdiction where Awards are, or shall be, granted under this Plan, or (b) such amendment would (i) modify Section 18.4, (ii) materially increase benefits accruing to Participants, (iii) increase the aggregate number of Shares issued or issuable under this Plan, (iv) increase any limitation set forth on the number of shares of Stock which may be issued or the aggregate value of Awards or the per-person limits under Section 3 except as provided in Section 12, (v) modify the eligibility requirements for Participants in this Plan, or (vi) reduce the minimum Option Price and Base Price as set forth in Sections 5 and 6, respectively. Notwithstanding any other provision of this Plan to the contrary, except as provided in Section 18.8, no termination, suspension or amendment of this Plan may adversely affect any outstanding Award without the consent of the affected Participant.
     18.2 Award Deferrals. The Committee may permit Participants to elect to defer the issuance of Shares or the settlement of Awards in cash under the Plan pursuant to such rules, procedures or programs as it may establish for purposes of this Plan. However, any Award deferrals which the Committee permits must comply with the provisions of Section 23 and the requirements of Section 409A of the Code.
     18.3 Conditional Awards. The Committee may condition the grant of any award or combination of Awards under the Plan on the surrender or deferral by the Participant of his or her right to receive a cash bonus or other compensation otherwise payable by the Company or any Affiliated Employer to the Participant, provided that any such grant must comply with the provisions of Section 23 and the requirements of Section 409A of the Code.
     18.4 Repricing Prohibited. The terms of outstanding Awards may not be amended to reduce the Option Price of outstanding Options or Base Price of outstanding Stock Appreciation Rights or cancel outstanding Options or Stock Appreciation Rights in exchange for cash, other Awards or Options or Stock Appreciation Rights with an Option Price or Base Price that is less than the Option Price or Base Price of the original Options or Stock Appreciation Rights without stockholder approval, provided that nothing herein shall prevent the Committee from taking any action provided for in Section 12 above.
     18.5 No Employment Right. This Plan shall not confer upon any Participant any right with respect to continuance of employment or other service with the Company or any Subsidiary and shall not interfere in any way with any right that the Company or any Subsidiary would otherwise have to terminate any Participant’s employment or other service at any time.
     18.6 Tax Qualification. To the extent that any provision of this Plan would prevent any Option that was intended to qualify under particular provisions of the Code from so qualifying, such provision of this Plan shall be null and void with respect to such Option, provided that such provision shall remain in effect with respect to other Options, and there shall be no further effect on any provision of this Plan.
     18.7 Leave of Absence or Transfer. A transfer between the Company and any Affiliated Employer or between Affiliated Employers, or a leave of absence duly authorized by the Company, shall not be deemed to be a termination of employment. Periods of time while on a duly authorized leave of absence shall be disregarded for purposes of determining whether a Participant has satisfied a Restricted Period or Performance Period under an Award.
     18.8 Amendments to Comply with Laws, Regulations or Rules. Notwithstanding any other provision of the Plan or any Award Agreement to the contrary, in its sole and absolute discretion and without the consent of any Participant, the Board may amend the Plan, and the Committee may amend any Award Agreement, to take effect retroactively or otherwise as it deems necessary or advisable for the purpose of conforming the Plan or such Award Agreement to any present or future law, regulation or rule applicable to the Plan, including, but not limited to, Section 409A of the Code.
     18.9 Compensation Recovery Policy. Awards granted under this Plan shall be subject to any compensation recovery policy adopted by the Company as it exists from time to time.
     18.10 Issuance of Shares. Shares may be issued on an uncertificated basis.
     19. Effective Date. This Plan shall be effective on August __, 2010.
     20. Termination. This Plan shall terminate on the tenth anniversary of the date upon which it is approved by the stockholders of the Company, and no Award shall be granted after that date.
     21. Limitations Period. Any person who believes he or she is being denied any benefit or right under the Plan may file a written claim with the Committee. Any claim must be delivered to the Committee within forty-five (45) days of the specific event giving rise to the claim. Untimely claims will not be processed and shall be deemed denied. The Committee, or its designated agent, will notify the Participant of its decision in writing as soon as administratively practicable. Claims not responded to by the Committee in writing within ninety (90) days of the date the written claim is delivered to the Committee shall be deemed denied. The Committee’s decision shall be final, conclusive and binding on all persons. No lawsuit relating to the Plan may be filed before a written claim is filed with the Committee and is denied or deemed denied, and any lawsuit must be filed within one year of such denial or deemed denial or be forever barred. The venue for any lawsuit shall be Boston, Massachusetts.
     22. Governing Law. The validity, construction and effect of this Plan and any Award hereunder will be determined in accordance with the Commonwealth of Massachusetts except to the extent governed by applicable federal law.
     23.  Compliance with Section 409A.
     23.1 Awards Subject to Section 409A. The provisions of this Section 23 shall apply to any Award or portion thereof that is or becomes subject to Section 409A of the Code (“Section 409A”), notwithstanding any provision to the contrary contained in the Plan or the Award Agreement applicable to such Award. Awards subject to Section 409A include, without limitation:

          (a) Any Nonqualified Stock Option or Stock Appreciation Right that permits the deferral of compensation other than the deferral of recognition of income until the exercise of the Award.
          (b) Any other Award that either (i) provides by its terms for settlement of all or any portion of the Award on one or more dates following the Short-Term Deferral Period (as defined below), or (ii) permits or requires the Participant to elect one or more dates on which the Award will be settled.
Subject to any applicable U.S. Treasury Regulations promulgated pursuant to Section 409A or other applicable guidance, the term “Short-Term Deferral Period” means the period ending on the later of (i) the date that is two and one-half months from the end of the Company’s fiscal year in which the applicable portion of the Award is no longer subject to a substantial risk of forfeiture, or (ii) the date that is two and one-half months from the end of the Participant’s taxable year in which the applicable portion of the Award is no longer subject to a substantial risk of forfeiture. For this purpose, the term “substantial risk of forfeiture” shall have the meaning set forth in any applicable U.S. Treasury Regulations promulgated pursuant to Section 409A or other applicable guidance.
     23.2 Deferral and/or Distribution Elections. Except as otherwise permitted or required by Section 409A or any applicable Treasury Regulations promulgated pursuant to Section 409A or other applicable guidance, the following rules shall apply to any deferral and/or distribution elections (each, an “Election”) that may be permitted or required by the Committee pursuant to an Award subject to Section 409A:
     (a) All Elections must be in writing and specify the amount of the distribution in settlement of an Award being deferred, as well as the time and form of distribution as permitted by this Plan.
     (b) All Elections shall be made by the end of the Participant’s taxable year prior to the year in which services commence for which an Award may be granted to such Participant; provided, however, that if the Award qualifies as “performance-based compensation” for purposes of Section 409A and is based on services performed over a period of at least twelve (12) months, then the Election may be made no later than six (6) months prior to the end of such period.
     (c) Elections shall continue in effect until a written election to revoke or change such Election is received by the Company, except that a written election to revoke or change such Election must be made prior to the last day for making an Election determined in accordance with paragraph (b) above or as permitted by Section 23.3.
     23.3 Subsequent Elections. Any Award subject to Section 409A which permits a subsequent Election to delay the distribution or change the form of distribution in settlement of such Award shall comply with the following requirements:

     (a) No subsequent Election may take effect until at least twelve (12) months after the date on which the subsequent Election is made;
     (b) Each subsequent Election related to a distribution in settlement of an Award not described in Section 23.4(b), 23.4(c) or 23.4(f) must result in a delay of the distribution for a period of not less than five (5) years from the date such distribution would otherwise have been made; and
     (c) No subsequent Election related to a distribution pursuant to Section 23.4(d) shall be made less than twelve (12) months prior to the date of the first scheduled payment under such distribution.
          23.4 Distributions Pursuant to Deferral Elections. No distribution in settlement of an Award subject to Section 409A may commence earlier than:
     (a) Separation from service (as determined pursuant to Treasury Regulations or other applicable guidance);
     (b) The date the Participant becomes Disabled (as defined below);
     (c) Death;
     (d) A specified time (or pursuant to a fixed schedule) that is either (i) specified by the Committee upon the grant of an Award and set forth in the Award Agreement evidencing such Award, or (ii) specified by the Participant in an Election complying with the requirements of Section 23.2 and/or 23.3, as applicable;
     (e) To the extent provided by Treasury Regulations promulgated pursuant to Section 409A or other applicable guidance, a change in the ownership or effective control or the Company or in the ownership of a substantial portion of the assets of the Company; or
     (f) The occurrence of an Unforeseeable Emergency (as defined below in Section 23.5).
Notwithstanding anything else herein to the contrary, to the extent that a Participant is a “Specified Employee” (as defined under Company policy consistent with the requirements of Section 409A), no distribution pursuant to Section 23.4(a) in settlement of an Award subject to Section 409A may be made before the date which is six (6) months after such Participant’s date of separation from service, or, if earlier, the date of the Participant’s death.
          23.5 Unforeseeable Emergency. The Committee shall have the authority to provide in the Award Agreement evidencing any Award subject to Section 409A for distribution in settlement of all or a portion of such Award in the event that a Participant establishes, to the satisfaction of the Committee, the occurrence of an Unforeseeable Emergency (as defined in Section 409A). In such event, the amount(s) distributed with respect to such Unforeseeable Emergency cannot exceed the amounts necessary to satisfy such Unforeseeable Emergency plus amounts necessary to pay taxes reasonably anticipated as a result of such distribution(s), after taking into account the extent to which such hardship is or may be relieved through reimbursement or compensation by insurance or otherwise or by liquidation of the Participant’s assets (to the extent the liquidation of such assets would not itself cause severe financial hardship). All distributions with respect to an Unforeseeable Emergency shall be made in a lump sum as soon as practicable following the Committee’s determination that an Unforeseeable Emergency has occurred. The occurrence of an Unforeseeable Emergency shall be judged and determined by the Committee. The Committee’s decision with respect to whether an Unforeseeable Emergency has occurred and the manner in which, if at all, the distribution in settlement of an Award shall be altered or modified, shall be final, conclusive, and not subject to approval or appeal.
     23.6 Disabled. The Committee shall have the authority to provide in the Award Agreement evidencing any Award subject to Section 409A for distribution in settlement of such Award in the event that the Participant becomes Disabled. A Participant shall be considered “Disabled” if either:
     (a) The Participant is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than twelve (12) months, or
     (b) The Participant is, by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than twelve (12) months, receiving income replacement benefits for a period of not less than three (3) months under an accident and health plan covering employees of the Participant’s employer.
All distributions payable by reason of a Participant becoming Disabled shall be paid in a lump sum or in periodic installments as established by the Participant’s Election, commencing as soon as practicable following the date the Participant becomes Disabled. If the Participant has made no Election with respect to distributions upon becoming Disabled, all such distributions shall be paid in a lump sum as soon as practicable following the date the Participant becomes Disabled.
     23.7 Death. If a Participant dies before complete distribution of amounts payable upon settlement of an Award subject to Section 409A, such undistributed amounts shall be distributed to his or her beneficiary under the distribution method for death established by the Participant’s Election as soon as administratively possible following receipt by the Committee of satisfactory notice and confirmation of the Participant’s death. If the Participant has made no Election with respect to distributions upon death, all such distributions shall be paid in a lump sum as soon as practicable following the date of the Participant’s death.
     23.8 No Acceleration of Distributions. Notwithstanding anything to the contrary herein, this Plan does not permit the acceleration of the time or schedule of any distribution under this Plan in settlement of an Award subject to Section 409A, except as provided by Section 409A and/or Treasury Regulations promulgated pursuant to Section 409A or other applicable guidance.
     24. Compliance with Section 162(m).
     24.1 Transition. Notwithstanding any other provision of this Plan to the contrary, prior to the Registration Date and during the Transition Period, the provisions of this Plan requiring compliance with Section 162(m) of the Code for Awards intended to qualify as “performance-based compensation” shall only apply to the extent required by Section 162(m) of the Code. This Plan is intended to be subject to the relief set forth in Treasury Regulation Section 1.162-27(f)(1) and shall be interpreted accordingly during the Transition Period.
     24.2 Shareholder Approval. Awards that are intended to be issued as Qualified Performance-Based Awards after the end of the Transition Period shall be subject to majority stockholder approval under Section 162(m) of the Code and the Treasury Regulations promulgated thereunder. All Qualified Performance-Based Awards and the provisions hereunder applicable to such Awards shall be interpreted consistent with the requirements of Section 162(m).